Exhibit 3.19

Form LLC-5.5 October 2010	Illinois Limited Liability Company Act	FILE #
Secretary of State		This space for use by Secretary of State.
Department of Business Services	Articles of Organization
Limited Liability Division
SUBMIT IN DUPLICATE Type or print clearly
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.	This space for use by Secretary of State. Date: 11/21/2011 Filing Fee: $500 Approved: X

1.	Limited Liability Company Name:	Redbox Incentives LLC
The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)

One Tower Lane, Suite 900
Oakbrook Terrace, IL 60181

3.	Articles of Organization effective on: (check one)

☒ the filing date

☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

	Registered Agent:	CT Corporation System
		First Name	Middle Initial	Last Name

	Registered Office:	208 S. LaSalle Street, Suite 814
	(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #

		Chicago	IL	60604

		City		Zip Code

5.

Purpose(s) for which the Limited Liability Company is organized:

The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act. (LLCs organized to provide professional services must list the address(es) from which those services will be rendered if different from Item 2. If more space is needed, use additional sheets of this size.)

6.	Latest date, if any, upon which the company is to dissolve:
	(Leave blank if duration is perpetual.)	Month, Day, Year

Printed on recycled paper. Printed by authority of the State of Illinois. March 2011 — 2M — LLC 4.15

LLC-5.5

7.	(Optional) Other provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

8.	The Limited Liability Company: (Check either a or b below.)

a. ☐ is managed by the manager(s) (List names and addresses.)

b. ☒ has management vested in the member(s) (List names and addresses.)

Redbox Automated Retail, LLC

One Tower Lane, Suite 900

Oakbrook Terrace, IL 60181

9.	Name and Address of Organizer(s):

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated	November 21	,	2011
	Month & Day		Year

1.	/s/ Ronald Y. Koo
Signature

Ronald Y. Koo, Organizer
Name (type or print)

Name if a Corporation or other Entity, and Title of Signer

2.
Signature

Name (type or print)

Name if a Corporation or other Entity, and Title of Signer

1.	1888 Century Park East, Suite 1700
	Number	Street

Los Angeles
City/Town

CA 90067-1721
	State	Zip Code

2.
	Number	Street

City/Town

	State	Zip Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed on recycled paper. Printed by authority of the State of Illinois. March 2011 — 2M — LLC 4.15